2022 COMPANY OVERVIEW

GATX

Table of Contents

Section	Slide No.
History and Business Overview	4
Railcar Leasing Business Model	15
Rail North America	22
Rail International	39
Portfolio Management	50
Trifleet	55
Financial Highlights	60
Reconciliation of Non-GAAP Measures	65

2

Forward-Looking Statements

Statements in this presentation not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. Forward-looking statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "outlook," "continue," "likely," "will," "would", and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed under "Risk Factors" and elsewhere in our other filings with the U.S. Securities and Exchange Commission ("SEC"), including our Form 10-K for the year ended December 31, 2021, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

- the duration and effects of the global COVID-19 pandemic and any mandated pandemic mitigation requirements, including adverse impacts on our business, personnel, operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
- exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
- inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
- a significant decline in customer demand for our transportation assets or services, including as a result of:
  - weak macroeconomic conditions
  - weak market conditions in our customers' businesses
  - adverse changes in the price of, or demand for, commodities
  - changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading"
  - changes in, or disruptions to, supply chains
  - availability of pipelines, trucks, and other alternative modes of transportation
  - changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
  - other operational or commercial needs or decisions of our customers
  - customers' desire to buy, rather than lease, our transportation assets
- higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
- events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
- financial and operational risks associated with long-term purchase commitments for transportation assets
- reduced opportunities to generate asset remarketing income
- inability to successfully consummate and manage ongoing acquisition and divestiture activities
- reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
- fluctuations in foreign exchange rates
- inflation or deflation
- failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
- asset impairment charges we may be required to recognize
- deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
- changes in banks' inter-lending rate reporting practices and the phasing out of LIBOR
- competitive factors in our primary markets, including competitors with significantly lower costs of capital
- risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties, sanctions, or trade barriers affecting our activities in the countries where we do business
- changes in, or failure to comply with, laws, rules, and regulations
- U.S. and global political conditions
- inability to obtain cost-effective insurance
- environmental liabilities and remediation costs
- potential obsolescence of our assets
- inadequate allowances to cover credit losses in our portfolio
- operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
- inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
- changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
- inability to maintain effective internal control over financial reporting and disclosure controls and procedures

3

History and Business Overview

V I S I O N S T A T E M E N T EMPOWERING OUR CUSTOMERS TO PROPEL THE WORLD FORWARD

Established as railcar lessor with 28 railcars 6 -Year History 1898 1907 1919 1920 1936 1984 1994 1998 2003 2012 2020 2021 Began manufacturing railcars Initiated quarterly dividend Began listing on the NYSE Began rail investment in Canada Exited railcar manufacturing Began rail investment in Europe & Mexico Formed Rolls-Royce & Partners Finance Affiliates (RRPF) Acquired 100% ownership in European rail joint venture & formed GATX Rail Europe (GRE) Began rail investments in India Acquired Trifleet, one of the largest tank container lessors globally $9.5B in assets & ~147K wholly owned railcars worldwide* Announced CEO Transition Plan As of 12/31/2021

GATX

GATX Business Segments

Rail North America



- One of the largest railcar lessors with a diversified fleet of over 114,500 railcars
- The only diversified lessor with wholly-owned, full-scale, network-wide repair and maintenance capability for tank and freight cars
- Strong customer credit quality, diversification in car types and commodities carried
- Approximately $2.2 billion of contractual lease receipts

Rail International



- GATX Rail Europe (GRE) is a leading European tank car and freight car lessor with over 27,100 railcars
- Strong customer credit quality, diversification in car types, geography, and commodities carried
- GATX Rail India (GRI) is the largest private railcar lessor in India with over 4,800 railcars

Portfolio Management



- Largely composed of our 50% ownership of Rolls-Royce and Partners Finance Affiliates (RRPF), a leading worldwide lessor of aircraft spare engines
  - RRPF has 407 aircraft spare engines with $4.4 billion of net book value
- In 2021, GATX began investing directly in aircraft spare engines through its new entity, GATX Engine Leasing (GEL)

Trifleet



- One of the largest tank container lessors in the world with an owned and managed fleet of approximately 20,000 tank containers
  - Trifleet has a global network of offices and depots providing tank container leasing and services worldwide
- Trifleet's tank containers transport a variety of liquids and gases and are leased to a diverse base of customers in the chemical, industrial gas, energy, food grade, and pharmaceutical industries

~$9.5 Billion Net Book Value of Assets


64%
18%
11%
7%

● Rail North America ● Rail International ● Portfolio Management ● Other (Includes Trifleet)

As of 12/31/2021

7

8 147,000 railcars, 565 locomotives, 20,000 tank containers, and an interest in more than 400 aircraft spare engines. (excludes leasing footprint for RRPF and Trifleet) GATX Primary Rail Operations Footprint GATX Headquarters Locations GATX Global Headquarters (Chicago, IL) GATX Rail Europe (Vienna, Austria) GATX Rail India (Gurgaon, India) Trifleet (Dordrecht, Netherlands) Major Maintenance Facilities (excludes non-major maintenance facilities, customer site locations & mobile units) Rolls-Royce & Partners Finance Headquarters (London, England) As of 12/31/2021

Capital Allocation Framework 9 PRIORITY 1 Invest in core, service-intensive assets to maximize shareholder value $8.4 billion** of investments over the past decade *2017-2021 reflects continuing operations. The information for 2016 and prior has not been recas t for discontinued operations presentation **Investment volume and non-cash items Investment Volume $770 $860 $1,031 $715 $621 $589 $928 $723 $1,064 $1,132 2012 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021*

Capital Allocation Framework 10 PRIORITY 2 Optimize the balance sheet Maintain a solid investment grade rating of at least BBB/Baa2 Maintain capacity for opportunistic investments *Total Recourse Debt = On-Balance Sheet Recourse Debt + Off -Balance Sheet Recourse Debt + Capital Lease Obligations + CommercialPaper and Bank Credit Facilities, Net of Unrestricted Cash (In accordance with the new lease accounting standard, off -balance sheet assets and recourse debt are no longer applicable beginning in 2019) Leverage & Reduction of Secured Assets 0% 10% 20% 30% 40% 50% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 Recourse Debt*/Equity % of Assets that are Secured 2.9x

Capital Allocation Framework 11 PRIORITY 3 In lockstep with Priorities 1 and 2, return excess cash to shareholders Over the past decade, $1.5 billion returned to shareholders $0 $500 $1,000 $1,500 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Cumulative Dividends Cumulative Share Repurchase Cash Returned to Shareholders

*2017-2021 reflects continuing operations. The information for 2016 and prior has not been recas t for discontinued operations presentation. **Non-GAAP - excludes tax adjustments and other items. See Reconciliation of Non-GAAP Measures. GATX Financial Highlights $2.81 $3.50 $4.48 $5.37 $5.77 $4.41 $4.67 $4.89 $4.59 $5.06 2012 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021* 11% 13% 15% 18% 18% 13% 14% 14% 11% 11% 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $770 $860 $1,031 $715 $621 $589 $928 $723 $1,064 $1,132 2012 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021* Income Per Diluted Share, Adjusted** Return on Equity, Adjusted** Investment Volume 12

Key ESG Initiatives & Accomplishments Health and Safety As a participant in an essential industry, successfully kept employees safe and facilities operating without interruption throughout COVID-19 pandemic Continuing long-term improvement of workplace safety metrics in our global rail businesses Environmental Impact Published our inaugural Sustainability Accounting Standards Board (SASB) Report Calculated and published Scope 1 and Scope 2 GHG emissions for all our facilities globally Initiated an assessment of our full value chain impacts on the environment in an effort to identify opportunities to reduce those impacts Continue to pursue programs to reduce waste Community Engagement Continue to be largest corporate donor in Make-A-Wish Illinois history, with employee involvement as Board members and as wish granters Consistent support of Big Shoulders Fund, which provides comprehensive support to Chicago inner-city schools, including mentoring by employees, funding of scholarships, and companywide volunteering projects to improve school facilities In addition to company-sponsored volunteer projects, implemented paid time off for employees to volunteer in their communities for a cause personally meaningful to them Human Capital Management Continue to increase female and BIPOC representation in senior management roles Conduct annual analysis to ensure gender, racial and ethnicity pay equity Continue to strengthen our diversity hiring and retention initiatives Hired a Head of Diversity, Equity and Inclusion to drive success in our efforts 13 Independent Board Oversight

GATX Investment Highlights 14 Operational Excellence Strong track record of executing our strategy effectively and delivering best-in-class services to customers Critical Service Offerings valued by customers across our business segments worldwide Market Leadership in Essential Businesses across majority of the markets we operate globally Disciplined Management Team Long-term focused and experienced in managing across business cycles High Level of Quality Cash Flow via contractual lease receipts from a diverse base of customers Consistent Return of Capital to Our Owners 2022 marks our 104th consecutive year of paying a dividend Superior Asset Allocation Highly diversified portfolio of transportation assets worldwide; North American railcar fleet with ~160 car types serving nearly 600 commodities spread across 850+ customers Effective Capital Allocation Well-positioned with a strong balance sheet to capitalize on economically attractive investment opportunities

Railcar Leasing Business Model

16 Proven Business Model BUY the railcar at an economically attractive and competitively advantaged price at the right time LEASE the railcar to a quality customer at an attractive rate for a term that reflects the business cycle SERVICE the railcar in a manner that maximizes safety, in-use time, and customer satisfaction MAXIMIZE the value of the railcar by selling or scrapping at the optimal time

BEST-IN-CLASS TECHNICAL CAPABILITIES DISCIPLINED INVESTMENT APPROACH COMPETITIVE ASSET COST OPPORTUNISTIC INVESTMENT GATX places committed orders at appropriate points in the business cycle. GATX uses multiple manufacturing sources to achieve economically attractive and competitively advantaged new car costs. GATX consistently identifies attractive opportunities across the business cycle. GATX acquires railcars in the secondary market in North America, Europe, and India on an opportunistic basis. customizes railcar specifications to meet customer needs. car inspections and quality control checks during the manufacturing process. $0 $200 $400 $600 $800 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Committed Order Secondary Market Spot Order GATX North American Rail Acquisition Source 17 Business Model: BUY GATX recognizes that railcars are long-lived assets and returns are achieved over decades. GATX avoids chasing short- term, unsustainable market trends. A D V A N T A G E

18 Railcar Supply Benefits of Railcar Supply Strategy Large, multi-year orders for new cars from manufacturers Spot orders for new cars to meet specific customer demand Fleet acquisitions of existing cars from other lessors and customers workshop assembles new railcars Access to attractively priced railcars Ability to grow our high quality fleet and reliably meet customer demand Avoids volatility and poor asset allocation associated with railcar manufacturing Business Model: BUY variety of sources versus manufacturing its own railcars.

19 HIGH FLEET UTILIZATION Focus on utilization, adjusting rate and term to capture maximum value throughout cycles Maintenance service capabilities preferred by customers Utilization has remained near or above 98% for over a decade CAR AVAILABILITY Most diverse fleet in the industry can satisfy varying customer demands Utilize multi-year committed orders with railcar manufacturers to maintain a steady stream of new car deliveries DELIVERY Develop lease structures that fit New Car Inspection Group ensures specifications before acceptance STRONG CUSTOMER RELATIONSHIPS High-quality and diverse base of over 850 customers Long-term customer relationships; average tenure of top 10 customers at Rail North America is 50 years Business Model: LEASE Customers prefer GATX because of its diverse fleet, technical expertise to meet unique needs, and superior ongoing service. CUSTOMER VALUE 850+ customers 98%+ utilization on average Fleet diversity Quality & flexibility

20 MAINTENANCE Customers rely on GATX to manage the complex process of maintaining railcars Premium service minimizes railcar quality issues and unexpected downtime Extensive maintenance network: nine facilities in North America and Europe In 2021, GATX performed an aggregate of approximately 65,900 maintenance events in its owned and third-party maintenance network in North America and Europe ENGINEERING consists of mechanical, structural, and chemical engineers needs, taking into consideration commodity carried, location, and layout of facilities GATX has extensive experience modifying railcars for new services, helping to both meet changing customer needs and fleet TRAINING GATX provides important training to customers and first responders GATX offers training at its headquarters, at customer sites, and through its classroom TECHNOLOGY MyGATXRail.com provides customers with real-time fleet management capability and maintenance data Shop Portal provides GATX personnel with state-of-the- art technology for car inspection, maintenance instructions, and reporting in real-time RailPulse is a joint venture created to facilitate the adoption of telematics across the North American railcar fleet in order to help drive industry growth REGULATORY As a full-service railcar lessor, GATX takes an active leadership role in the complex regulatory landscape GATX leads several industry groups and agencies in North America and Europe Customers choose GATX because we stand between them and the complex and labor-intensive processes associated with maintaining a compliant railcar fleet Business Model: SERVICE As of 12/31/2021 GATX has built a strong market position by focusing on full-service leasing in North America and Europe.

GATX

Business Model: MAXIMIZE

GATX optimizes its fleet partly through selling railcars in the secondary market or scrapping them at the end of their useful lives. Our fleet of cost-advantaged, well-maintained modern railcars, leased to quality customers, allows us to realize significant remarketing income when we decide to sell cars in the secondary market.

REMARKETING INCOME *(Income from sale of owned assets)*

- GATX opportunistically sells cars in the secondary market to optimize a diversified, high-performing railcar fleet
- Over the last 10 years, GATX Rail North America generated an average of approximately $57 million of remarketing income per year

Rail North America	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Approximate # of railcars sold	2,000	3,700	2,700	3,900	2,700	1,600	3,200	3,600	1,600	2,500
Remarketing income ($ millions)	$45.7	$54.5	$62.6	$67.4	$46.3	$44.6	$66.1	$58.9	$39.2	$81.6

SCRAPPING GAINS

- GATX typically realizes gains when railcars are scrapped at the end of their useful lives
- Over the last 10 years, GATX Rail North America and Rail International generated an average of approximately $11 million of scrapping gains per year

Rail North America and Rail International	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Approximate # of railcars scrapped	2,700	3,100	3,200	2,600	3,900	4,800	3,400	3,300	2,400	3.400
Scrapping gains/(loss) ($ millions)	$19.2	$20.7	$16.1	$9.5	$3.2	$8.5	$14.5	$(2.3)*	$0.1	$16.6

Includes a $3.8 million scrap loss on customer damaged cars that was largely offset by an early termination fee

21

Rail North America

GATX Rail North America Overview 2 0 2 1 OVERVIEW Wholly Owned Fleet Count Car Type Count Average Fleet Age Locomotive Count Number of Customers Countries of Operation 114,500+ 160+ 22 years 565+ 850+ U.S., Canada & Mexico 28% 23%20% 14% 5% 10% Chemicals Refiners & Other Petroleum Railroads & Other Transports Food & Agriculture Mining, Minerals & Aggregates Other Based on 2021 Rail North America Revenue Industries Served 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 90% 98% Fleet Utilization* *Excludes boxcar fleet 23 99% 96%

Industry Ownership: North America Source: UMLER as of January 2022 Approximately 1.63 million railcars RAILROADS Ownership of railcars continues to decline Virtually no tank car ownership due to complexities and regulations Focuses capital investment on infrastructure 16% (2022) 57% (2022) 17% (2022) 10% (2022) LESSORS Shift from railroad- and shipper-owned railcars to lessors Lessors dominate the tank car segment due to complex services and compliance requirements SHIPPERS Shipper ownership share has declined slightly Alternative focus of capital on core business versus railcar investments Railcar maintenance and management not a core competency TTX Railroad-owned equipment pool focused on box, flat, intermodal, and gondola cars Overall market share has remained steady since 2008 at ~10% of the North American fleet 24 25% (2012) 47% (2012) 19% (2012) 9% (2012)

Covered Hopper Tank Open Top Flat Boxcar Intermodal Based on approximately 438K tank cars Based on approximately 1.2M freight cars 47% 22% 17% 14% Lessor Railroad Shipper/Other TTX 35% 27% 19% 8% 7% 4% 82% <1% 18% Lessor Shipper/Other <1% Railroad Railcars by Type (Approximately 1.63M railcars) Tank Car Ownership Share Freight Car Ownership Share Industry Fleet & Ownership Mix: North America Source: UMLER as of January 2022 25

Based on approximately 359K lessor-owned tank cars Based on approximately 562K lessor-owned freight cars Lessor Ownership Share (Based on approximately 921K lessor-owned railcars) Tank Car Lessor Ownership Share Freight Car Lessor Ownership Share Lessor Market Share: North America Source: UMLER as of January 2022 13% 15% 14% 13% 13% 6% 26% 13% GATX GATX Wells Fargo Rail Trinity Union Tank Car CIT SMBC Other 17% 32% 19% 10% 7% 15% 17% GATX GATX Union Tank Car Trinity CIT SMBC Other GATX Wells Fargo Rail CIT Trinity SMBC Other 10% 23% 15% 11%5% 36% 10% GATX 26

Industry Shipment Composition (Based on 2021 U.S and Canadian carloads of approximately 16.0M) 0 2 4 6 8 10 12 14 2007 2009 2011 2013 2015 2017 2019 2021 Carloads (excl. Coal) Coal-only Carloads 25% 15% 15% 6% 5% 5% 4% 3% 22% Coal & Coke Farm Products Chemicals Petroleum Products Auto Forest & Paper Products Metals Food / Kindred All Other Carloads Originated (United States and Canada) Industry Shipments & Carloadings: North America Source: Association of American Railroads 27

0 500 1,000 1,500 2,000 2,500 Core Carloads Coal & Coke Sand, Stone, Minerals, & Related Products Grain Petroleum Products Quarterly Commodity Carload Traffic Industry Commodity Carloadings: North America Source: Association of American Railroads 28

Source: Railway Supply I nstitute as of January 2022 29 Industry Backlog: North America Number of Tank Number of Freight - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 Industry Backlogs The 2013 to 2015 spike in backlog was primarily due to the crude boom Backlogs have moderated post-crude boom, with the recent decline attributable to Precision Scheduled Railroading (PSR) and the economic impacts of COVID-19 in 2020 Cyclicality of the industry is illustrated by the backlog of orders at the railcar manufacturers.

2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Approximate # of railcars scheduled for renewal* 17,500 15,000 17,000 21,000 20,000 21,000 20,000 17,000 12,500 15,100 13,900 17,800 17,800 20,000 18,500 Renewal Success Rate* 60% 54% 62% 77% 82% 81% 86% 81% 67% 75% 83% 82% 71% 83% N/A Utilization* 98% 96% 97% 98% 98% 99% 99% 99% 99% 98% 99% 99% 98% 99% N/A Actively Managing Through Cycles 67 63 41 35 45 60 62 66 54 32 33 38 39 31 32 14% 5% -11% -16% 7% 26% 35% 39% 32% -20% -28% -10% -4% -24% -9% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 0 10 20 30 40 50 60 70 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Renewal Lease Term* (left axis) Lease Price Index* (right axis) M O N T H S LP I STRONG MARKET *Excludes boxcar fleet LPI = Lease Price Index: The average renewal lease rate change is reported as the percentage change between the average renew al (excluding boxcars). Renewal Success Rate: The percentage of expiring leases that were renewed with the existing lessee. As of 12/31/2021 30 GATX proactively manages changing market conditions by utilizing our strong customer relationships and the diversity of our fleet to adjust rate and term. WEAK MARKET STRONG MARKET WEAK MARKET

26% 46% 10% 18% GATX serves more than 850 individual customers Top 20 customers account for less than 35% of lease revenue Average relationship tenure of top 10 customers is 50 years Largest customer represents less than 5% of total lease revenue BB+ or lower Private / Not Rated AAA, AA, & A BBB Credit Ratings of Top 50 Customer Families GATX Rail North America: Diverse Customer Portfolio 31 Note: Customer families sometimes include more than one customer account; the S&P or equivalent ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity. As of 12/31/2021

GATX Rail North America:
Diverse Fleet

	CAR TYPE	COMMODITIES CARRIED	% OF FLEET	% OF NBV
TANK CARS	General Service Tank Cars: *>25k gallon*	Ethanol & methanol, Food-grade oils, Lubricating oils, Light chemicals, Light petroleum products (crude oil, fuel oils, diesels, gasoline, etc.)	16.9%	24.3%
	General Service Tank Cars: *20k-25k gallon*	Liquid fertilizers, Fuel oils, Asphalt, Food-grade oils, Chemicals (styrene, glycols, etc.)	15.3%	13.5%
	High-Pressure Tank Cars	LPG, VCM, Propylene, Carbon dioxide	10.4%	10.5%
	General Service Tank Cars: *13k-19k gallon*	Molten sulfur, Clay slurry, Caustic soda, Corn syrup	6.4%	7.0%
	Other Specialty Tank Cars	Acids (sulfuric, hydrochloric, phosphoric, acetic, nitric, etc.), Coal tar pitch, Specialty chemicals	4.7%	4.6%
	Total Tank		**53.7%**	**59.9%**
FREIGHT CARS	Boxcars	Paper products, Lumber, Canned goods, Food and beverages	11.3%	6.3%
	Gravity Covered Hoppers: *>4k cubic feet*	Grain, Sugar, Fertilizer, Potash, Lime, Soda ash, Bentonite	10.4%	10.1%
	Open-top Cars	Aggregates, Coal, Coke, Woodchips, Scrap metal, Steel coils	6.4%	4.9%
	Pneumatic Covered Hoppers	Plastic pellets	4.8%	2.4%
	Gravity Covered Hoppers: *<4k cubic feet*	Sand, Cement, Roofing granules, Fly ash, Dry chemicals	4.4%	4.0%
	Pressure Differential Covered Hoppers	Flour, Corn starch, Mineral powder, Lime, Clay, Cement	2.9%	2.7%
	Other	Flat cars (lumber and steel), Intermodal (containerized goods), Automotive (finished vehicles)	6.1%	9.7%
	Total Freight		**46.3%**	**40.1%**

As of 12/31/2021

32

$4.5 $4.6 $5.0 $5.1 $5.2 $5.4 $5.7 $5.6 $5.9 $6.1 - 20 40 60 80 100 120 140 $0 $1 $2 $3 $4 $5 $6 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Assets** Railcars Car count increased 5%* Assets increased 37%* GATX Rail North America: Continuous Investment *Over the period shown **Assets include on- and off-balance sheet (In accordance with the new lease accounting s tandard, off -balance sheet assets and recourse debt are no longer applicable beginning in 2019) 33

GATX Rail North America: Maintenance Network Extensive Maintenance Network Eight maintenance facilities Two standalone mobile repair units* One customer site location *Excludes mobile repair units ons ite at a major maintenance facility or cus tomer site location As of 3/1/2022 Customers Rely on GATX In 2021, GATX performed ~42,700 maintenance events in its owned and third-party maintenance network Directing an increased percentage of work to GATX-owned shops improves safety, quality, delivery, and cost metrics Range of Services: Routine maintenance & regulatory programs Car modifications and rebuilds, including: Mechanical repairs Interior cleaning Interior/exterior blasting Interior/exterior coatings Valve maintenance Qualification & more GATX is known for integrity, safety, and quality of our operations and superior execution. 34

*Includes $30 million of impairment loss recorded in 2016 related to affected cars As of 12/31/21 Deep Knowledge on Industry Regulations Our employees are actively involved in numerous regulatory committees and trade and supplier associations Tank Qualification Interval Extension GATX is the only tank car owner to get FRA/Transport Canada approval to extend first tank qualification inspection from 10 to 15 years for general service tank cars FAST Act Response In response to regulations that set new standards for tank cars in flammable liquids service, GATX promptly retired, redeployed, or sold most affected tank cars* rather than performing retrofits. FROM 10 to 15 YEARS over $760M in new, compliant DOT-117J tank cars since 2016 35 needs safely, we invested GATX Rail North America: Regulatory Environment Participation

GATX Rail North America:
Engineering

GATX's engineering team, including experienced mechanical, structural, and chemical engineers, communicates regularly with customers and tailors solutions to meet their needs.

AUTO CARRIER CONVERSION PROJECT

- GATX Engineering successfully converted older flatcars to auto carriers. Some of these flatcars were originally designed to carry over-the-road trailers and others were designed to carry standard containers (ISO containers). This was an extensive end-to-end engineering project that repositioned these cars into a more attractive market while also increasing their statutory lives from 50 years to 65 years.





INCREASED GROSS RAIL LOAD PROJECTS

- These projects entail structural modifications to increase the gross rail load for existing, low-capacity cars. Doing so allows these cars to haul heavier loads and improves their marketability and acceptance by shippers/customers.

Examples of engineering support include:

Preventative Maintenance

Inspection Plans

Car Design / Specifications

Chemical Engineering

Customer-Specific Enhancements

36

RailPulse Co-founded by GATX and four rail industry participants aimed at driving industry growth in North America Developing an information infrastructure that enables data from GPS and sensor mounted on railcars to drive improved service levels, visibility, safety, and productivity Intends to enter regular service in 2023 37 GATX Rail North America: Technology Focus GATX continually innovates for our customers. Shop Portal Provides repair instructions to maintenance network shops Provides car and event-specific forms to assure that required inspection points and mandatory repair items are documented and addressed MyGATXRail Provides customers with up-to-date information and relevant reports to help them efficiently operate their fleets Customers can manage and service their fleet, while monitoring compliance programs all in one place

Locomotive customers include: Regional and short-line railroads Industrial users 38 $125 $0 $50 $100 $150 $200 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Locomotive Fleet NBV As of 12/31/2021 GATX owns more than 565 locomotives, 95% of which are four-axle locomotives. GATX Rail North America: Locomotive Leasing

Rail International

97% 95% 97% 99% 99% 2007 2009 2011 2013 2015 2017 2019 2021 43% 15% 12% 30% GATX Rail International Overview 2 0 2 1 OVERVIEW Fleet Count Car Type Count Average Fleet Age (GRE) Number of Customers Primary Countries of Operation 27,100+ in Europe (GRE) 4,800+ in India 50+ 17 years 250+ Germany, Poland, Austria, India, Switzerland, Hungary, Czech Republic, France, The Netherlands Based on 2021 Rail International Fleet Count Industries Served GRE Fleet Utilization 40 Mineral Oil Liquefied Petroleum Gas Chemicals Freight & Intermodal

35% 65% (Based on approximately 680K railcars) Railcar Ownership* Railroads and Shippers Lessors *Based on GATX management es timates as of 2/28/2022 Industry Snapshot: Europe 41 Relatively limited manufacturing capacity Helps avoid creating an excess supply of industry railcars Older industry fleet in need of replacement Key segments continue to demonstrate need to replace aging, smaller, and less efficient railcars Green initiatives driving modal share shift from road to rail lowers carbon emissions and reduces highway noise and congestion climate neutrality goals and carbon emissions reduction target (Green Deal)

Lessor Railroad & Privately Owned 25% 75% 83% 17% 34% 17%16% 15% 13% 5% Dry Bulk Wagons Tank Wagons Flat Wagons Intermodal Wagons Covered Wagons Other Lessors Railroad & Privately Owned Railcars by Type (Approximately 680K railcars) Tank Car Ownership Share Freight Car Ownership Share Industry Fleet & Ownership Mix: Europe Source: GATX management es timates as of 2/28/2022 42 Based on approximately 115K tank cars Based on approximately 565K freight cars

GRE VTG Ermewa Touax Wascosa Other 4% 39% 21% 7% 5% 24% GRE VTG Ermewa Wascosa Touax Other 24% 33% 13% 8% 2% 20% 11% 36% 18% 6% 5% 24% GATX Rail Europe (GRE) VTG Ermewa Wascosa Touax Other Based on approximately 95K lessor-owned tank cars Based on approximately 143K lessor-owned freight cars Lessor Ownership Share (Based on approximately 238K lessor-owned railcars) Tank Car Lessor Ownership Share Freight Car Lessor Ownership Share Lessor Market Share: Europe Source: GATX management es timates as of 2/28/2022 11% GRE 24% GRE 4% GRE 43

GATX Rail Europe (GRE):
Major Rail Markets

72% of GRE's revenue is generated in Germany, Poland, and Austria—strong rail freight transport economies.



32%
28%
12%
6%
4%
4%
3%
11%

Countries Served

- Germany
- Poland
- Austria
- Switzerland
- Hungary
- Czech Republic
- France
- Other

Based on 2021 GRE Revenues



51%
18%
14%
13%
4%

Fleet Structure

- Mineral Oil
- LPG
- Chemicals
- Freight
- Intermodal

Approximately 27.1K railcars as of 12/31/2021

CAR TYPE	COMMODITIES CARRIED
Mineral Oil	Light mineral oil (gasoline, jet fuel, diesel oils, light heating oils), Dark mineral oil (heavy heating oils, lubricating oils, coal tar, bitumen, asphalt), Crude oil, Bio diesel, Styrene, Acetone, Methanol, Ethanol
Liquefied Petroleum Gas (LPG)	Propane, Butane, Propylene, Butadiene, Light carbohydrate fractions, Cooling gas mixtures, Chloromethanes
Chemicals	Liquid fertilizers, Acids (Hydrochloric, Sulphur, Phosphoric, etc.), Bases (Carbohydrates, Solutions, Soda lye, Sodium Hypochlorite, etc.), Aromatics (Benzene, Toluene, Xylenes, Phenol, etc.), Liquid sulphur, Hydrogen peroxide, Resins and glues, Solvents
Freight and Intermodal	Containers/Trailers, Steel coils, Timber, Lime, Cement, Coal, Coke, Gravel, Sand, Silica sand

44

75% 5% 20% Top 20 Customer Credit Rating GATX Rail Europe (GRE): Diverse Customer Portfolio 45As of 12/31/2021 Investment Grade Speculative (BB+ or lower) Private/Not Rated Top 20 customers based on 2021 revenue Average remaining lease term 26 months Diverse customer base with approximately 240 customers -tier customers. Renewal success rates have been consistently high 8 of top 10 customers have done business with us >20 years, five for 30 years

As of 12/31/2021 GATX Rail Europe (GRE): Diverse Fleet 46 2012 2021 GRE Car Count 21,700+ 27,100+ GRE Average Fleet Age (years) 22 17 GRE Fleet Capacity (thousand m³) 1,659 2,254 2021 Fleet Growth The focus on investments in freight and intermodal segments continued throughout 2021 Related net fleet grew by 342 cars (+44.9%) 146 more cars for Mineral Oil (+19.2%) 270 more cars for LPG (+35.5%) 3 more cars for Chemical (+0.4%) GRE has invested nearly $1.4 billion over the last 10 years.

MODERNIZATION With an average age of 17 years, GRE has one of the youngest and most modern railcar fleets in Europe Customer-specific adaptations and additional equipment can be implemented in many railcar types SUPPORT Comprehensive customer service Deep industry-specific know-how combined with understanding of individual transportation needs ASSEMBLY facility, combined with extensive modernization expertise, guarantees the highest standards in safety and quality Tailored solutions ENGINEERING Decades of engineering experience GRE can adapt special railcars in its own workshop to meet customer needs GRE oversees the entire process from conceptual design to construction to the delivery of new and modernized railcars MAINTENANCE maximum railcar availability Proven track record of extremely high safety standards and technical expertise Owned workshop and certified contract partners GRE arranges for the cleaning of tanks and freight cars combined with scheduled repairs to minimize downtime 47 GATX Rail Europe (GRE): Service Offerings

Industry Overview:
India

Indian Railways has a number of initiatives in progress to increase freight rail modal share in the country.

Freight Rail Transport

Significant Potential
- Large railway network, historically dominated by passenger service
- Commodities move long distances
- Economic growth drives increase in import/export
- Focus on developing manufacturing capacity

Government Support
- Recognizes need for sustainable transportation to support the Country's emission reduction target
- Indian Railway's stated target of ~40-45% freight rail modal share by 2030 (currently ~30% rail) and target of 30% increase in freight loading to 5 million tons per day by 2023
- Developing initiatives to encourage more private ownership and leasing of railcars
- Constructing several dedicated freight corridors between major hubs
  - Eastern and Western routes (combined cost of ~$11B) partially operational


GATX
INDIA PVT LTD
LSFTO
UD


GATX

Railcar Ownership

(Based on approximately 300K railcars)


10%
90%
Indian Railways
Privately owned

As of 12/31/2021

48

$0 $5 $10 $15 $20 $25 $0 $20 $40 $60 $80 $100 $120 $140 $160 NBV (left axis) Lease Income (right axis) 49As of 12/31/2021 GATX obtained the first-ever wagon leasing license in 2012 and is the largest private railcar lessor in India. GATX Rail India Overview Key Attributes Local Technical and Operational Capabilities management expertise to generate competitive advantages and premium customer services Wholly Owned Fleet of over 4,800 railcars Serving customers in the automotive, container, steel, cement, and bulk commodities transport sector Strong Utilization and Long Lease Term High fleet utilization (99%-100%) with average remaining lease term of 5 years High Growth Opportunity Actively seeks attractive investment opportunities to grow and diversify the fleet

Portfolio Management

56% 32% 10% 2% $1,049M NBV Rolls-Royce & Partners Finance Affiliates (RRPF) RRPF GEL Marine Equipment Other $0 $20 $40 $60 $80 $100 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 RRPF JV Pre-Tax Income M IL LI O N S ASSET MIX 51 Portfolio Management Overview GATX Engine Leasing (GEL) In January 2021, GATX commenced a direct investment program to opportunistically invest in aircraft spare engines 14 engines acquired for $352 million - term leases to a group of airline customers, are managed by RRPF RRPF leases aircraft spare engines to commercial airlines and Rolls-Royce plc RRPF generates additional revenue from third-party asset management, a relatively small but important part of the business As of 12/31/2021

1% 10% 40% 50% 1990 1998 2016 2021 Engines Leased* 52 Aircraft spare engines are attractive and reliable leasing assets Robust residual value characteristics Retain value better over the long term compared to aircraft Aircraft engines need regular scheduled maintenance (3-5 year intervals) which takes between 90 and 120 days Correct level of spare engines are maintained to ensure the fleet remains operationally undisrupted Spare engine ratio to engines installed on aircraft recommended by manufacturers: 8-10% narrow body 10-15% wide body Percentage of leased vs. owned aircraft spare engines by airlines has increased over time *Based on RRPF management es timate as of 12/31/2021 Aircraft Spare Engine Leasing Industry

37% 18% 16% 8% 7% 3% 11% RRPF Affiliates Overview 2 0 2 1 OVERVIEW Spare Engine Count Average Fleet Age Estimated Useful Life Typical Lease Term Fleet Utilization 407 12 years 20-25 years 3-12 years 94.3% Based on NBV of approximately $4.4B; RRPF Engine Types 53 Trent XWB (A350) Trent 1000 (B787) Trent 700 / 7000 (A330) Trent 900 (A380) V2500 (A320) Trent 800 (B777) Other The RRPF affiliates portfolio has contractual future lease receipts of $2.2B

$0 $100 $200 $300 $400 $500 $0 $1 $2 $3 $4 $5 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 NBV Revenue Strong Growth in NBV and Revenue Rolls-Royce in 1998 54As of 12/31/2021 RRPF Key Attributes Balance Sheet and Liquidity Long-dated debt maturity profile and commitment to preserving cash and maintaining strong liquidity Renewal Schedule Consistent effort to ladder lease maturities by volume and engine type Customer Relationships Efficiently managing customer requests for financial relief due to impacts of COVID-19 Operating Flexibility Low operating cost base and full discretion on capital expenditure (100% Basis) NBV: 13.4% Rev: 12.2% CAGR since 1998 Key Attributes

Trifleet

Trifleet Overview

2021 OVERVIEW

Fleet Count	Average Fleet Age	Estimated Useful Life	Typical Lease Term	Number of Customers	Primary Countries of Operation
~20,000 owned and managed tank containers	8 years	15-25 years	1-5 years	~300	China, Singapore, U.S., The Netherlands, Germany



1%
6%
10%
12%
71%
Tank Types
Standard
Semi-Standard
Gas
Specialty
Cryogenic

GATX acquired Trifleet in December 2020. Our acquisition rationale:

Why Tank Containers

- Consistent growth
- Long-lived, widely used—similar to GATX's other core assets

Why Trifleet

- Experienced, highly regarded management team
- Strong safety track record
- Excellent brand and customer service
- Attractive fleet and global network
- Opportunities for organic growth (e.g. growth in demand for main commodities carried, geographic expansion)
- Opportunities for acquired growth

As of 12/31/2021

56

0 200,000 400,000 600,000 800,000 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Tank containers transport a variety of liquids and gases and can be transported and stored as standard dry box containers for all ship, rail, and road journeys Tank container fleet growth has increased steadily alongside consistent growth of global liquid trade volumes in recent decades Benefits of tank containers relative to other global liquid transport asset types (e.g. drums and flexitanks) include: More sustainable and environmentally friendly (e.g. longer lifespan, smaller spillage risk) Better cost efficiency Less labor intensive The majority of tank containers are manufactured in China Global Tank Container Fleet Growth* Tank Container Industry Snapshot * International Tank Container Organization 2022 Global Tank Container Fleet Survey 57

Industry Ownership (Based on global tank container fleet of approximately 737K) 44% 56% Lessors1 Top Lessors Ownership Share1 (Based on approximately 323K tank containers in leasing company fleets) 6% 22% 22% 13% 7% 5% 4% 3% 17% Trifleet Eurotainer2 EXSIF Worldwide Seaco Global CS Leasing Peacock Container Triton Intl. Albatross Tank Leasing Others Operators & Shippers Trifleet 6% 58 Industry Ownership & Market Share Source: International Tank Container Organization, 2022 Global Tank Container Fleet Survey 1Includes owned and managed tank containers 2Includes Raffles Leas ing

GATX

Main Commodities by Tank Type

STANDARD	SEMI-STANDARD	GAS	SPECIALITY	CRYOGENIC
Capacity: 14.5K to 26K liters	(Swap Bodies, Heated & Cooled, Baffled)	Capacity: 20K to 24.5K liters	(Coated, U-Stamp, Multi-compartment, Dedicated use)	Capacity: ~22K liters for 20ft containers ~46K liters for 40ft container

Percentage of Trifleet's Fleet Count

STANDARD	SEMI-STANDARD	GAS	SPECIALITY	CRYOGENIC
71%	12%	10%	6%	1%

STANDARD



- **Petrochemical/oil additives:** *Ethanol, ethyl acetate, glycol, polyol, resin*
- **Chemicals:** *Benzene, toluene, resin, phenol, styrene, surfactant (alkybenzene sulfonate)*
- **Foods:** *Wines, spirits, vegetable oils*

SEMI-STANDARD



- **Oxidizers:** *Hydrogen peroxide*
- **Petrochemical/oil additives:** *Ethanol, ethyl acetate, glycol, polyol, resin*
- **Chemicals:** *Benzene, toluene, resin, phenol, styrene, surfactant*
- **Foods:** *Wines, spirits, vegetable oils*

GAS



- **Refrigerant gases:** *R32, R125, R410A, R134A*
- **LPG:** *Propane butane*
- **DMA** *(Dimethylamine anhydrous)*
- **Ammonia anhydrous**

SPECIALITY



- **Amines:** *Dimethylamine*
- **Corrosives:** *Sulphuric acid, ferric chloride, sodium hypochlorite, phosphoric acid*
- **Toxics:** *Pesticide, hexamethylene diisocyanate*

CRYOGENIC



- **Liquid natural gas** (LNG)
- **Liquid argon** (LAR)
- **Liquid nitrogen** (LIN)
- **Liquid oxygen** (LOX)
- **Carbon dioxide** (CO2)

59

Financial Highlights

FUNDING AND LIQUIDITY Strong, stable, and predictable cash flow Contractual future lease receipts from strong and diversified customer base Consistent access to capital markets through cycles Robust contingent funding plan with diverse sources Capital spending flexibility 61 ASSET QUALITY Market leader in railcar leasing business with deep asset knowledge Use of secondary market to optimize fleet quality Primarily long-lived, widely used transportation assets with a service component EARNINGS AND PROFITABILITY Track record of strong returns through cycles Solid and sustained customer relationships CAPITALIZATION AND LEVERAGE Strong balance sheet with limited secured debt Balanced debt maturity profile 61 Financial Profile Summary

$ 1 5 4 Operating Cash Flow Portfolio Proceeds $1,005 $769 $563 $343 $208 $343 2022 2023 2024 2025 2026 Thereafter GATX Contractual Future Lease Receipts** Operating Cash Flow & Portfolio Proceeds 62 Financial Highlights: High-Quality and Consistent Cash Flows *2017-2021 reflects continuing operations. Information for 2016 and prior has not been recas t for discontinued operations presentation. As of 12/31/2021 Our strong operating cash flow provides tremendous capital allocation flexibility. GATX has over $3.2 billion in contractual future lease receipts.

0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 % of Assets that are Secured Sold aircraft leasing business; reduced leverage and % of secured assets Recourse Debt*/Equity $364 $500 $533 $527 $461 $3,544 2022 2023 2024 2025 2026 Thereafter Stable leverage post-2006 Leverage & Reduction of Secured Assets Future Debt Obligations 63 Financial Highlights: Strong Balance Sheet *Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + CommercialPaper and Bank Credit Facilities, Net of Unrestricted Cash (In accordance with the new lease accounting standard, off -balance sheet assets and recourse debt are no longer applicable beginning in 2019) As of 12/31/2021

6.1% 3.8% 3.8 9.0 0 1 2 3 4 5 6 7 8 9 10 0% 1% 2% 3% 4% 5% 6% 7% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Effective Cost of Debt (left axis) Average Life in Years (right axis) Cost of Debt & Borrowing Term 64 Financial Highlights: Focus on Funding Optimization As of 12/31/2021 Over the past decade, GATX has lowered borrowing costs while lengthening the average borrowing term.

Reconciliation of Non-GAAP Measures

66 Reconciliation of Non-GAAP Measures Note: The information for 2012-2016 in the tables above has not been recas t for discontinued operations presentation.

Reconciliation of Non-GAAP Measures

Net Income (in millions)	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Adjustments attributable to discontinued operations, net of taxes:										
Net casualty gain at ASC	n/a	n/a	n/a	n/a	n/a	-	-	(8.1)	-	-
Impact of the Tax Cuts and Jobs Act of 2017	n/a	n/a	n/a	n/a	n/a	(22.7)	0.2	-	-	-
Total adjustments attributable to discontinued operations, net of taxes	n/a	n/a	n/a	n/a	n/a	$ (22.7)	$ 0.2	$ (8.1)	$ -	$ -
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	n/a	n/a	n/a	n/a	n/a	$ 11.5	$ 21.0	$ 22.3	$ 1.1	$ -
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	**$ 133.8**	**$ 164.8**	**$ 205.0**	**$ 234.9**	**$ 235.9**	**$ 185.0**	**$ 199.8**	**$ 200.3**	**$ 163.6**	**$ 182.2**

Earnings per Share	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Diluted earnings per share from continuing operations (GAAP)	$ 2.88	$ 3.59	$ 4.48	$ 4.69	$ 6.29	$ 11.88	$ 4.98	$ 4.97	$ 4.24	$ 3.98
Diluted earnings per share from discontinued operations (GAAP)	n/a	n/a	n/a	n/a	n/a	0.87	0.54	0.84	0.03	-
Diluted earnings per share from consolidated operations (GAAP)	$ 2.88	$ 3.59	$ 4.48	$ 4.69	$ 6.29	$ 12.75	$ 5.52	$ 5.81	$ 4.27	$ 3.98
Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$ 2.81	$ 3.50	$ 4.48	$ 5.37	$ 5.77	$ 4.41	$ 4.67	$ 4.89	$ 4.59	$ 5.06
Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	n/a	n/a	n/a	n/a	n/a	0.29	0.55	0.62	0.03	-
Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$ 2.81	$ 3.50	$ 4.48	$ 5.37	$ 5.77	$ 4.70	$ 5.22	$ 5.51	$ 4.62	$ 5.06

Note: The information for 2012-2016 in the tables above has not been recast for discontinued operations presentation.

67

68 On- and Off-Balance Sheet Assets 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Total assets (GAAP) 6,044.7$ 6,535.5$ 6,919.9$ 6,894.2$ 7,105.4$ 7,422.4$ 7,616.7$ 8,285.1$ 8,937.6$ 9,541.7$ Off-balance sheet assets (1): Rail North America 863.5 887.9 606.1 488.7 456.5 435.7 430.2 - - - Discontinued operations 21.0 16.5 11.7 6.8 2.6 - - - - - Total off-balance sheet assets 884.5$ 904.4$ 617.8$ 495.5$ 459.1$ 435.7$ 430.2$ -$ -$ -$ Total assets, as adjusted (non-GAAP) 6,929.2$ 7,439.9$ 7,537.7$ 7,389.7$ 7,564.5$ 7,858.1$ 8,046.9$ 8,285.1$ 8,937.6$ 9,541.7$ (1) Off-balance sheet assets apply to each of the years 2018 and prior. In accordance with the new lease accounting standard, off-balance sheet assets are no longer applicable beginning in 2019. Reconciliation of Non-GAAP Measures